Exhibit 3

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, no par value per share, of National Technical Systems, Inc., a California corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.  In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 30th day of August 2013.

NEST PARENT, INC.

By:	/s/ Timothy J. Hart
Name: Timothy J. Hart
Title: Vice President, Secretary and General Counsel

AURORA PACIFIC EQUITY PARTNERS, INC.

By:	/s/ Timothy J. Hart
Name: Timothy J. Hart
Title: Vice President, Secretary and General Counsel

AURORA EQUITY PARTNERS IV L.P.
By: Aurora Capital Partners IV LLC, its general partner

By:	/s/ Timothy J. Hart
Name: Timothy J. Hart
Title: Vice President, Secretary and General Counsel

AURORA CAPITAL PARTNERS IV LLC

By:	/s/ Timothy J. Hart
Name: Timothy J. Hart
Title: Vice President, Secretary and General Counsel

/s/ Gerald L. Parsky
Gerald L. Parsky

/s/ John T. Mapes
John T. Mapes